UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                    FORM 8-K

                     Current Report Pursuant to Section 13
                     of the Securities Exchange Act of 1934

                      Date of Report (Date Earliest Event
                           reported) -- September 27,
                           2004 (September 22, 2004)

                               MDC PARTNERS INC.
             (Exact name of registrant as specified in its charter)

       Ontario                    001-13718            98-0364441
    (Jurisdiction                (Commission        (IRS Employer
    of Incorporation)           File Number)        Identification No.)

               45 Hazelton Ave., Toronto, Ontario, Canada M5R 2E3
             (Address of principal executive offices and zip code)

                                 (416) 960-9000
                        (Registrant's Telephone Number)

               ------------------------------------------------

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):


[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)


[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)


[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))


[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))


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 ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

         The disclosure set forth below under Item 2.03 (Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant) is hereby incorporated by reference into this Item 1.01.

ITEM 2.03. CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER
           AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

         On September 23, 2004 MDC Partners Inc., a Canadian corporation ("MDC Partners"), announced that it has refinanced certain existing debt instruments, using proceeds from a revolving credit agreement, executed on September 22, 2004, led by JPMorgan Chase Bank, with the participation of The Toronto-Dominion Bank, Bank of Montreal, Bank of Nova Scotia and Canadian Imperial Bank of Commerce as lenders, and with MDC Partners, Maxxcom Inc., an Ontario corporation, and Maxxcom Inc., a Delaware corporation, as borrowers. The new credit agreement provides for borrowings of up to US$100 million, which may be increased, subject to certain conditions, to a maximum availability of US$130 million.

         Proceeds from the credit agreement were used to repay in full the outstanding balances on the Company's two senior and one mezzanine credit facilities and a term debt facility. The obligations repaid total approximately US$92 million. All of these repaid facilities have been terminated.

         The new credit agreement is guaranteed by the material subsidiaries of MDC Partners Inc. and matures on September 22, 2007. The credit agreement is subject to various covenants, including a fixed charges ratio, total debt ratio, minimum net worth, minimum liquidity, limitations on debt incurrence, limitation on liens and limitation on dividends and other payments.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned hereunto duly authorized.


Date: September 27, 2004                   MDC Partners Inc.

                                           By: /s/ Glenn Gibson
                                               -----------------------
                                               Glenn Gibson
                                               Senior Vice President, Finance

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